Exhibit 10.1

PROMISSORY NOTE

Principal Amount: $500,000.00

Date: July 17, 2026

FOR VALUE RECEIVED, the undersigned ("Borrower") hereby promises to pay to the Suzanne D. Lord Spousal Estate Reduction Trust dated January 17, 2025 ("Lender"), or its permitted assigns, the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with interest thereon, pursuant to the terms set forth below.

The proceeds of this Note shall be used by the Borrower for short-term working capital and general corporate purposes.

1.	Principal

The Borrower acknowledges receipt of the principal amount of $500,000.00.

2.	Interest

The outstanding principal balance shall bear interest at the rate of nine percent (9.00%) per annum, calculated on the basis of a 365-day year and the actual number of days elapsed.

No payments of principal or interest shall be due prior to the Maturity Date.

3.	Maturity

All outstanding principal together with all accrued and unpaid interest shall be due and payable on the date that is ninety (90) days from the date of this Note (the "Maturity Date").

4.	Prepayment

The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty; provided that any prepayment shall include all accrued but unpaid interest through the date of payment.

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5.	Events of Default

Each of the following shall constitute an Event of Default:

1.	Failure to pay any amount due under this Note on the Maturity Date.

2.	The Borrower files for, or becomes subject to, any bankruptcy, insolvency, or receivership proceeding.

3.	The Borrower materially breaches any provision of this Note and fails to cure such breach within ten (10) business days after written notice from the Lender.

Upon the occurrence of an Event of Default, the Lender may declare all outstanding principal and accrued interest immediately due and payable.

6.	Waivers

The Borrower waives presentment, demand, notice of dishonor, protest, and all other notices or demands in connection with the enforcement of this Note.

7.	Governing Law

This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

8.	Assignment

This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

9.	Amendments

No amendment, modification, or waiver of any provision of this Note shall be effective unless made in writing and signed by both the Borrower and the Lender.

10.	Entire Agreement

This Note constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior discussions or agreements relating thereto.

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IN WITNESS WHEREOF

The parties have executed this Promissory Note as of the date first written above.

BORROWER

AppTech Payments Corporation

By: /s/ Felipe Corrado, IV

Felipe Corrado, IV

Title: Chief Financial Officer and Treasurer

Date: July 17, 2026

LENDER

Suzanne D. Lord Spousal Estate Reduction Trust dated January 17, 2025

Name: Albert L. Lord, Jr. Trustee

Date: July 17, 2026

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